CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 10.24
AMENDED AND RESTATED MASTER SUPPLY AGREEMENT
This AMENDED AND RESTATED MASTER SUPPLY AGREEMENT (this “Agreement”), executed and effective as of the 21st day of December, 2015 (the “Effective Date”) [Note: This Agreement will not be effective until the Closing under the APA], is between Performance Technologies, LLC, an Oklahoma limited liability company (“Buyer”), and Superior Silica Sands LLC, a Texas limited liability company (“Supplier”). Buyer and Supplier may be hereinafter referred to as the “Parties” or individually, as a “Party”.
WHEREAS, the Parties entered into that certain Master Supply Agreement, dated as of November 10, 2013, which the Parties desire to amend and restate to incorporate certain revised terms as set forth in this Agreement; and WHEREAS, Buyer desires to purchase, from time to time pursuant to the terms of this Agreement and Purchase Orders issued hereunder, sand and proppants (each an “Item” and together, the “Materials”) from Supplier:
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:
1.Term. The term of this Agreement shall commence on November 10, 2013, and shall continue, unless sooner terminated as provided herein, until November 9, 2021 (the “First Term”). Upon completion of the First Term and, if applicable, each Successive Term (as defined below) thereafter, unless either Party shall give a written notice of non-renewal prior to ninety (90) days before the expiration of the then current Term (as defined below), this Agreement shall be renewed at the end of the then current Term for a successive one (1) year period (a “Successive Term”), unless sooner terminated in accordance with Section 7 herein. The First Term, together with each Successive Term, is referred to herein as the “Term”.
2.    Pricing and Item Specifications.
2.1.    Subject to Section 2.2 below, Buyer will pay to Supplier the per ton purchase price equal to the applicable Current Price. For purposes of this Agreement, “Current Price” shall mean the pricing set forth on Exhibit “A”. No more often than quarterly, either Party may request an adjustment to the then Current Price to reflect the weighted average price (by mesh size and pickup point) purchased by Buyer and its affiliates for sand and proppants substantially similar to the Material purchased from all of their other suppliers during the previous quarter. Such weighted average price shall not include any discounts provided to Buyer or its affiliates for any consideration provided to such supplier by Buyer or one of its affiliates. If within fifteen (15) days following any such request, the Parties have not agreed on such weighted average price, then then the Parties shall submit their pricing dispute to an independent auditor selected by the Parties (the “Independent

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Auditor”). If the parties cannot agree on the Independent Auditor, the Independent Auditor shall be a national accounting firm selected by Supplier; provided, that Supplier may not select an accounting firm then currently utilized by Company. The Independent Auditor shall have the right to review all of Buyer’s, and its affiliates, books and records in connection with such determination and Buyer shall supply the same to the Independent Auditor so that the Independent Auditor can resolve the dispute as to such weighted average price within fifteen (15) days after engagement and such resolution shall be binding upon Buyer and Supplier. The fees and expenses of the Independent Auditor shall be paid by the Party which requested the adjustment in Current Price. Buyer and Supplier agree that any and all information, whether written or oral, provided to the Independent Auditor shall be confidential information not be disclosed by the Independent Auditor to the other Party or any third party or used by the Independent Auditor for any reason other than resolving such dispute, which obligation shall be included in any engagement letter or similar arrangement among Buyer, Supplier and the Independent Auditor. In the event the Independent Auditor does not agree to be bound by such restrictions, Buyer and Supplier shall select a different Independent Auditor. Any adjustment to the Current Price under this Agreement shall also apply to the “Current Price” charged by Supplier under that certain Purchase Option Agreement, dated as of even date herewith (the “Option Agreement”), unless the Option Agreement has been properly assigned by a Party to a non-affiliate of such Party.
2.2.    From and after the Effective Date, Buyer will receive a discount applicable to all purchases of Material pursuant to this Agreement, which discount will be determined in accordance with Exhibit “H” (the “Discount”); provided, that the total of such Discount shall not exceed $***and Buyer shall not be entitled to any further Discount pursuant to this Section 2.2 once the total of all Discounts provided to Buyer under this Section 2.2 exceeds $***. The Discount will be applied to the then Current Pricing to reduce the price per ton payable by Buyer for all Material purchased pursuant to this Agreement during the Discount Period. For the sake of clarity, the then Current Pricing for purposes of determining the Discount shall be the then Current Pricing (by mesh size) FCA Seller’s plants, regardless of whether Material is purchased from Seller’s terminals or Seller’s plants. For purposes of this Agreement, the term “Discount Period” means the period from and including the Effective Date through the date on which that total of all Discounts provided to Buyer under this Section 2.2 equals $***.
2.3.    The Material supplied by Supplier to Buyer hereunder shall conform to the specifications set forth on Exhibit “B”.
2.4.    Any Material purchased pursuant to this Agreement for which Buyer receives a Discount pursuant to Section 2.2 above shall reduce the *** tons of discounted Material that Buyer is entitled to acquire at a discount pursuant to the Option Agreement.
3.    Forecast for Materials to be Purchased by Buyer.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.1.    No later than the 15th day of each calendar month during the Term, Buyer shall provide Supplier with a forecast of the quantities of Materials that Buyer expects to purchase from Supplier under this Agreement over the one hundred and eighty (180) day period identified in such forecast (the “Current 180-day Forecast”). The Current 180-day Forecast shall be a projection and estimate of Buyer’s requirements for Materials under this Agreement during the period identified therein and is intended to only approximate, as nearly as possible based on information available to Buyer at the time, the quantity of Materials that Buyer may order during the applicable 180-day period on a monthly basis. The Current 180-day Forecast is for Supplier’s informational purposes only and shall not create any binding obligation whatsoever on behalf of Buyer. The Buyer shall have the right to adjust each successive Current 180-day Forecast based on Buyer’s requirements at the time. However, Buyer shall not be permitted to include in any Current 180-day Forecast, Items different from, or amounts greater than, those set forth in Exhibit “C” (the “Forecast Cap”) without Supplier’s prior agreement. The Parties shall meet on a quarterly basis to review Buyer’s requirements for the Materials to assess whether an increase or decrease in the Forecast Cap is desirable and if the same is agreeable to the Supplier and Buyer, such agreement to increase or decrease the Forecast Cap shall be communicated in writing and signed by both Parties. By entering into this Agreement, and for the consideration otherwise set forth herein, Supplier agrees that it shall ensure that it has an adequate supply of the Materials to timely fulfill the Current 180-day Forecast; provided, however, under no circumstances whatsoever shall Supplier be obligated to sell to Buyer a quantity of Materials under this Agreement greater than the amount of Materials set forth in the Current 180-day Forecast, which shall be subject to the Forecast Cap. The Current 180-day Forecast shall be modified by Buyer and delivered to Supplier on a monthly basis each calendar month during the Term, with the effect being that the Current 180-day Forecast will reflect a rolling six calendar month period.
3.2.    Notwithstanding anything to the contrary in Section 3.1 of this Agreement, excluding Materials purchased by Buyer from Supplier under an agreement other than this Agreement and any Materials purchased by Buyer from Supplier under this Agreement after November 9, 2018, if Buyer reduces the total volume of Materials that it purchases from Supplier in a given calendar year by more than 1% as compared to the total volume of Materials purchased from Supplier in the prior calendar year, then in the calendar year of such reduction Buyer shall reduce its purchases of sand and proppants similar to the Materials (“Competing Materials”) from all other suppliers to Buyer and its affiliates by 2% for each full 1% of such reduction unless and until Buyer and its affiliates are purchasing *** tons of Competing Material per month from all other suppliers, in the aggregate (the “Competing Materials Minimum Volume”). For purposes of the first calendar year of this Agreement, Buyer shall purchase from Supplier at least the same amount of Material purchased from Supplier in the prior calendar year, unless reduced as noted above. Thereafter Buyer may reduce Supplier’s volumes purchased under this agreement as necessary to maintain the Competing Materials Minimum Volume. Supplier shall have the right to

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

hire the Independent Auditor to confirm the percentage reductions established above and Buyer shall permit the Independent Auditor to examine its books and records to confirm the same. Should the Independent Auditor determine that Buyer has reduced the volume of Material by more than is permitted above, then Buyer shall pay for the cost of the Independent Auditor and Supplier shall have all rights and remedies available at law or in equity for Buyer’s breach of this Agreement.
4.    Purchases from Distribution Terminals. Buyer may issue Purchase Orders to purchase Materials hereunder from Supplier’s distribution terminals. To extent the requested Materials are included in the Current 180-day Forecast, Supplier shall use commercially reasonable efforts to supply such Materials from the applicable distribution terminal.
5.    Purchase Orders. Buyer shall deliver to Supplier a firm Purchase Order in the form attached hereto as Exhibit “D” committing to purchase the quantity, if any, of Materials identified therein, at the Current Pricing. Buyer’s Purchase Order shall contain the required shipment date (the “Shipment Date”), Incoterms and point of delivery. Buyer’s Purchase Order shall be issued not less than thirty (30) days prior to the Shipment Date except for when Buyer is purchasing from Supplier’s distribution terminals, in which case Buyer’s Purchase Order shall be issued not less than fifteen (15) days prior to the date the Materials are required. Buyer’s Purchase Order shall be deemed accepted by Supplier provided that the quantity ordered therein shall not exceed the Forecast Cap for that calendar month as set forth on Exhibit “C” or as otherwise agreed by the Parties in writing. In the event Buyer issues a Purchase Order for quantities in excess of the Forecast Cap, Supplier shall notify Buyer within five (5) business days of receipt of the Purchase Order as to whether Supplier accepts or rejects such incremental quantity in excess of the Forecast Cap. Supplier acknowledges that conditions may arise that prevent Buyer from being able to receive a portion, or all, of the Material referenced in Buyer’s Purchase Order on the Shipment Date. In such event, Buyer shall be permitted to defer delivery of part, or all, of a Purchase Order to a later date (a “Deferred Delivery”) at no additional cost to Buyer, provided Buyer communicates notice of such Deferred Delivery not less than seven (7) business days prior to the Shipment Date. The aggregate amount of Material subject to Deferred Delivery at any one time shall not exceed the average monthly volume of Material purchased hereunder over the previous three (3) months. In no event shall a Deferred Delivery extend beyond the expiration of the Term.
6.    Termination of the Agreement. This Agreement may only be terminated in accordance with the following provisions. The termination of this Agreement shall not affect the accrued rights and obligations of the Parties nor shall it act to relieve either Party with respect to incomplete or outstanding Purchase Orders.
6.1.    By Mutual Agreement. This Agreement may be terminated at any time upon the mutual agreement of the Parties hereto.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.2.    Upon Default by Supplier. Any material default by Supplier of any of the terms or conditions herein including, but not limited to, any rejection of a Purchase Order which complies with the provisions of Section 5 above or failure to timely (in any material respect) complete such a Purchase Order, shall constitute grounds for immediate termination of this Agreement by Buyer, at Buyer’s option, which termination shall be affected by a written notice of termination delivered to Supplier, which notice shall set forth the effective date of termination; provided, that Supplier shall be afforded the reasonable opportunity to cure any such material default upon written notice from Buyer to Supplier; provided, further that Supplier shall not have the reasonable opportunity to cure any such material default in any given calendar year in which Buyer has already provided Supplier with two (2) separate opportunities to cure default.
6.3.    Upon Default by Buyer. Any material default by Buyer of any of the terms or conditions herein, shall constitute grounds for immediate termination of this Agreement by Supplier, at Supplier’s option, which termination shall be affected by a written notice of termination delivered to Buyer, which notice shall set forth the effective date of termination; provided, that Buyer shall be afforded the reasonable opportunity to cure any such material default upon written notice from Supplier to Buyer; provided, further that Buyer shall not have the reasonable opportunity to cure any such material default in any given calendar year in which Supplier has already provided Buyer with two (2) separate opportunities to cure default.
7.    No Consequential Damages. EXCEPT WITH RESPECT TO THIRD PARTY CLAIMS, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, WHETHER BASED ON TORT OR BREACH OF CONTRACT OR OTHER BASIS, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
8.    Counterparts. This Agreement may be executed in counterparts.
9.    Further Assurances. Each Party agrees to provide any additional documents and take any such further action as may be reasonably requested by the other Party in order to carry out the purpose and intent of this Agreement.
10.    Notices.
Unless otherwise set forth herein, whenever any notice, consent or approval is to be given in this Agreement, it must be in writing and delivered in accordance with the provisions of this Section 11. Any such writing will be duly given upon delivery, if delivered by hand, facsimile transmission or mail, to the following addresses:

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

If to Buyer:	Performance Technologies, LLC 777 NW 63rd Street Oklahoma City, Oklahoma 73116 Attn: Scott Anderson, Director Supply Chain Telephone: 405-608-7313
If to Supplier:	Superior Silica Sands LLC 6000 Western Place, Suite 465 Ft. Worth, Texas 76107 Attn: Rick Shearer, President & CEO Telephone: 817-841-8072
With a copy to:	Superior Silica Sands LLC 1400 Civic Place, Suite 250 Southlake, Texas 76092 Attn: General Counsel Telephone: 817-488-7775
With a copy to:	Hunton & Williams LLP Riverfront Plaza, East Tower 951 E. Byrd Street Richmond, VA 23219 Attn: J.C. Chenault, V Telephone: 804-788-8744

or to such other address as may be designated in writing by any of the Parties from time to time in accordance herewith.
11.    Assignment. Neither Party may assign its rights under this Agreement to, nor have its obligations assumed by, any person without the prior written consent of the other Party hereto, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, either Party may assign its rights, duties or obligations hereunder to an affiliate of such Party without the prior written consent of the other Party; provided, however, that no such assignment shall relieve the assigning Party of its obligations hereunder or affect Supplier’s right to eliminate the Discount as set forth in Section 9.7.4 of that certain Asset Purchase Agreement between PTL Prop Solutions, L.L.C., as seller, and Supplier, as buyer, dated September 17, 2015.
12.    Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement is intended solely for the benefit of the Parties and their respective successors and assigns and nothing in this Agreement shall be construed to create any duty to, or standard of care with reference to, or liability of a Party to, any person not a party to this Agreement. Nothing in this Agreement shall be deemed to constitute any fiduciary or special relationship or duty among the Parties and each Party may take actions hereunder that are for its own self-interest without any duty or, subject to the express terms of this Agreement, liability to the other Party.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13.    Silica Warning. Supplier’s products contain respirable crystalline silica, which is considered by some sources to be a cause of cancer. Breathing excessive amounts of respirable silica dust can also cause a disabling and potentially fatal lung disease called silicosis, and has been linked by some sources with other diseases. Each Party agrees to follow all applicable NIOSH and MSHA procedures and recommended practices to the extent such Party is subject to and governed by NIOSH and/or MSHA, including wearing properly-fitted, NIOSH-approved or MSHA-approved air supplied protective equipment in accordance with applicable government regulations and manufacturer instructions, as appropriate, during the handling, use, clean-up and transportation of the Materials. Supplier’s Material Safety Data Sheet is attached hereto as Exhibit “F” and provides additional information regarding the precautions to be taken when handling the Materials. Buyer hereby accepts all responsibility to maintain a safe work environment and provide all necessary training and appropriate NIOSH and/or MSHA approved protective equipment to all persons handling or in the presence of the Materials to the extent Buyer is subject to and governed by NIOSH and/or MSHA.
14.    Terms and Conditions. The Terms and Conditions attached hereto as Exhibit “E” are incorporated herein by reference and shall be binding on the Parties, whether or not such Terms and Conditions have been executed by any of the Parties. To the extent of an inconsistency between the Terms and Conditions and this Agreement, including, without limitation, as to pricing and payment, this Agreement shall control.
15.    Rail Cars. Buyer and Supplier agree to the following railcar sharing arrangement:
15.1.    Commencing as of the Effective Date, Buyer will provide, at no cost to Supplier, a number of private railcars as periodically agreed to by the Parties for support of Buyer’s requirements for Purchase Orders issued hereunder having the terms FCA Railcar (the “Buyer Railcar Allocation”). Buyer shall pay any and all fees necessary to introduce such rail cars into the rail system servicing deliveries to Buyer in support of this Agreement. Buyer will not require that such railcars be used exclusively for Buyer’s purchases under this Agreement. Supplier shall be solely liable for, and shall indemnify and hold harmless Buyer from and against any and all Losses incurred by Buyer in connection with Supplier’s negligent possession, use, maintenance or other operation of such Buyer Railcar Allocation, except to the extent that any such Losses arise out of any negligence or willful misconduct on the part of Buyer.
15.2.    Supplier shall at all times make available private railcars, at no cost to Buyer, consisting of Supplier’s private railcars (each a “Supplier Car”) or Buyer’s private railcars made available to Supplier, in a quantity equal to Buyer’s Railcar Allocation, necessary to satisfy any outstanding Buyer Purchase Order under this Agreement having the Incoterms FCA Railcar.
15.3.    In addition, Supplier agrees to provide, if available, such quantity of Supplier Cars in excess of the Buyer Railcar Allocation (each an “Additional Supplier Car”) in a timely

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

manner, and as available, if necessary to adhere to the delivery date for the applicable Purchase Order.
15.4.    Supplier agrees to invoice for Additional Supplier Car usage only if the net volume of Railcar Days in Service (as defined below) exceeds the total volume of Buyer’s Railcar Service Days Available (as defined below) as follows:
15.4.1.    In the event the Buyer’s Railcar Service Days Available in any calendar month exceeds the Railcar Days in Service, the number of excess railcar days of availability (the “Buyer’s Excess Railcar Availability”) shall be carried over to the Buyer’s balance for use as a credit in future months when the Buyer’s Railcar Allocation is insufficient to satisfy the Railcar Days in Service.
15.4.2.    In the event the Railcar Days in Service in any calendar month exceeds the Buyer’s Railcar Service Days Available inclusive of the Buyer’s Excess Railcar Availability balance, if any, (collectively the “Shortfall in Buyer’s Railcar Availability”) Supplier shall invoice the Buyer on a monthly basis for the amount of the Shortfall in Buyer’s Railcar Availability at the rate of $*** per railcar day.
15.5.    Buyer shall be liable for and shall defend, indemnify, and hold harmless Supplier from any demurrage charges and any freight or similar transportation charges at Buyer’s destinations, except to the extent that such charges are due to Supplier’s gross negligence or willful misconduct or other actions by Supplier that cause such charges to be incurred.
15.6.    Supplier shall be liable for and shall defend, indemnify, and hold harmless Buyer from any demurrage charges and any freight or similar transportation charges at Supplier’s origin(s) and destinations other than Buyer’s destinations, except to the extent such charges are due to Buyer’s gross negligence or willful misconduct or other actions by Buyer that cause such charges to be incurred.
15.7.    For purposes of this Section 15, (y) “Buyer’s Railcar Service Days Available” means the then current Buyer’s Railcar Allocation multiplied by the total number of days in a calendar month (e.g., Buyer has a Railcar Allocation of 100 cars and the calendar month has 30 days, the Buyer’s Railcar Service Days Available would be 100 cars x 30 days or 3,000 railcar days in that calendar month) and (z) “Railcar Days in Service” shall mean the total number of days in a calendar month of all private railcars released from Supplier’s originating sand plant(s) in support of FCA railcar shipments to Buyer, regardless of if the railcar is an Additional Supplier Railcar or Buyer supplied railcar, until such time the railcars are returned to the originating sand plant. Supplier shall present a rail tracking report supporting the calculation of the total Railcar Days in Service at the end of each calendar month.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.8.    Additional terms and conditions for Buyer’s and Supplier’s use of such railcars shall be as attached hereto in Exhibit “G” (i.e., the Railcar Usage Agreement) and are incorporated herein by reference and shall be binding on the Parties, whether or not such Railcar Usage Agreement has been executed by any of the Parties. To the extent of any inconsistency between the Railcar Usage Agreement and this Agreement, this Agreement shall control.
16.    Warranty. Supplier warrants only to Buyer that (a) the Materials supplied under this Agreement will conform to the specifications of Buyer as set forth on Exhibit “B”, and (b) Supplier will convey good title to the Materials, which shall be delivered free from any security interests, liens or encumbrances. In the event Supplier delivers Materials to Buyer that do not conform to the Specifications, Buyer will have the right to refuse such nonconforming Materials within fourteen (14) days of receipt of such nonconforming Materials. In such event, Buyer will give Supplier written notice within such fourteen (14) day period and Supplier will have the opportunity to inspect the allegedly nonconforming Materials within fourteen (14) days after receipt of such written notice. If it is determined that the Materials in question are nonconforming, Supplier will dispose of and replace such nonconforming Materials at Supplier’s sole cost and expense, including freight and disposal costs.
17.    Exculpation. Buyer acknowledges that certain of the officers, directors, members, managers, agents, representatives and/or attorneys of Supplier and its parent and affiliated entities (the “Supplier Related Parties”) have performed, or may perform, acts in connection with this Agreement on behalf of Supplier. Notwithstanding anything to the contrary herein, no such Supplier Related Party shall have, and Buyer hereby absolves all Supplier Related Parties from, any personal liability or obligation for any matters relating to or arising out of this Agreement. Supplier acknowledges that certain of the officers, directors, members, managers, agents, representatives and/or attorneys of Buyer and its parent and affiliated entities (the “Buyer Related Parties”) have performed, or may perform, acts in connection with this Agreement on behalf of Buyer. Notwithstanding anything to the contrary herein, no such Buyer Related Party shall have, and Supplier hereby absolves all Buyer Related Parties from, any personal liability or obligation for any matters relating to or arising out of this Agreement.
18.    Entire Agreement. This Agreement and the Exhibits attached hereto constitute the entire agreement between the Parties respecting the subject matter hereof and there are no verbal or collateral understandings, agreements, representations other than as expressly set forth herein and therein.
[Signature Page Follows]

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the day and year first above written.
BUYER:    PERFORMANCE TECHNOLOGIES, LLC
By: /s/ Bill Stanger
Name: Bill Stanger
Title: President
SUPPLIER:    SUPERIOR SILICA SANDS LLC
By: /s/ Richard J. Shearer
Name: Richard J. Shearer
Title: President and CEO

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

List of Exhibits
Exhibit A – Pricing Table
Exhibit B – Material Specifications
Exhibit C – Forecast Cap
Exhibit D – Form of Purchase Order
Exhibit E – Terms and Conditions
Exhibit F – Supplier’s Material Safety Data Sheet
Exhibit G – Car Usage Agreement
Exhibit H – Discount Table

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “A”
Pricing Schedule

Item List	Unit Price
20/40 Mesh Sand FCA Railcar Supplier’s Plants, WI	$***/ton
30/50 Mesh Sand FCA Railcar Supplier’s Plants, WI	$***/ton
40/70 Mesh Sand FCA Railcar Supplier’s Plants, WI	$***/ton
100 Mesh Sand FCA Railcar Supplier’s Plants, WI	$***/ton
20/40 Mesh Sand FCA Truck Supplier’s Terminals, Ohio	$***/ton[1]
30/50 Mesh Sand FCA Truck Supplier’s Terminals, Ohio	$***/ton[1]
40/70 Mesh Sand FCA Truck Supplier’s Terminals, Ohio	$***/ton[1]

Notes:
1 Prices indicate delivered product, inclusive of freight, fuel surcharge, car rental, transload and terminal fees. All Materials in the Pricing Matrix above shall conform to the minimum specifications set forth in Exhibit “B” Material Specifications.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “B”
Material Specifications
Materials supplied under the terms of the Master Supply Agreement shall only be from mineral origins approved in advance by Buyer in writing and shall conform to the following minimum Material Specifications.

Properties	20140 Mesh	30/50 Mesh	40/70 Mesh
API RP-56 Maximum % Fines at Stress	<14% at 4,000 psi	<10% at 4,000 psi	<8% at 5,000 psi
ISO 13503-2 Proppant Crush Resistance Test (K Value)	>6K	>7K	>9K
Sieve Distribution per ISO 13503-2	>90 % between the designated sieve sizes. <0.1% larger than the first sieve size and <1.0% should fall on the pan
Acid Solubility - Solubility in 12/3 HCL/HF for 0.5 HR @ 150 °F (% Weight Loss)	<2.0%	<2.0%	<3.0%
Roundness - mean of 20 count per API RP 19C	>0.7	>0.7	>0.7
Sphericity - mean of 20 count per API RP 19C	>0.6	>0.6	>0.6
Turbidity, FTU per API RP-56 and RP-58	< 150 FTU

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “C”
Forecast Cap

Supplier’s Origin	Forecast Cap (tons/month)[1]
FCA Railcar at Plant with UP Origin	30/50 Mesh *** tons/month
FCA Railcar at Plant with CN Origin	30/50 Mesh *** tons/month
FCA Railcar at Plant with CN Origin	40/70 Mesh *** tons/month
FCA Railcar at Plant	*** tons/month – variable allocation of 30/50 and/or 40/70[2]
FCA Plant (Rail Origin TBA)	*** tons/month (Mesh Size to be confirmed 6 weeks prior to shipment)[3]

Notes:
1 Buyer may elect to take any portion of the Forecast Cap volumes from Supplier’s terminal(s) at the applicable Current Price.
2 Source plant(s) for such Material to be as mutually agreed between Buyer and Supplier. The Parties acknowledge that the intent of this Variable Allocation of up to *** tons is to allow Buyer flexibility in choosing any combination of 30/50 and 40/70 to meet changes in Buyer’s requirements. The total quantity of the Variable 30/50 and/or 40/70 Allocation order each month shall include a $***/ton price adder to the Current Price. Notwithstanding the aforementioned, 30/50 shall be no more than 50% of the *** tons and no more than 50% of such volume may be acquired from a single plant without Supplier’s prior written agreement.
3 Represents variable volume allocation of *** ton/month for which the mesh size(s) and volume(s) will be confirmed via Buyer’s PO. Parties shall mutually agree on gradation, volume included in each order, and rail origin. Buyer and Supplier acknowledge that the intent of this volume is to allow Buyer flexibility in choosing from Supplier’s Materials to meet changes in Buyer’s requirements. Notwithstanding the aforementioned, the *** tons may not be more than 75% of any one grade.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “D”
Form of Purchase Order

Seventy Seven Energy 3715 S Radio Road, El Reno El Reno, OK 73036	Purchase Order ______________

Billing Address	Information
Document Date Currency Buyer Phone Terms of Payment Terms of Delivery

Vendor Address
Vendor No. 12589 SUPERIOR SILICA SANDS LLC 6000 WESTERN PL FORT WORTH, TX 76107-0000

Item	Material/Description	Deliv. Date	Quantity	UM	Unit Price	Net Amount

		Total Material Value				$___________
		Estimated Freight				$___________
		Total Net Value Exclusive Freight				$___________

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “E”
Terms and Conditions
1.    DEFINITIONS
A.    “Supplier” means the seller identified in the Purchase Order.
B.    “Buyer” means, as it pertains to each discrete purchase, the purchaser identified in the Purchase Order, or, if no such Purchase Order exists, the purchaser of the Items, which shall be Seventy Seven Operating LLC or a subsidiary or affiliate entity thereof.
C.    “Items” means all equipment, materials, supplies, labor and other goods and related services to be sold by Supplier and purchased by Buyer from time to time hereunder.
D.    “Purchase Order” means (i) the document setting forth the Items to be sold by Supplier and purchased by Buyer, which may include model number or similar identifier, quantity, requested ship date, pricing and billing information as such relate to the Items and (ii) these Terms and Conditions, which shall govern Supplier’s sale and Buyer’s purchase of Items.
E.    “Terms and Conditions” means these terms and conditions of purchase, which hereby incorporate by reference the Master Supply Agreement; provided, that, to the extent of a direct conflict between these terms and conditions and the Master Supply Agreement, the Master Supply Agreement shall control, but only to the extent of such conflict.
F.    “Master Supply Agreement” means that certain Amended and Restated Master Supply Agreement, dated as of ___________________, 2015, by and between Supplier and Buyer, as amended, restated or replaced.
2.    TERMS AND CONDITIONS
These Terms and Conditions shall exclusively govern and control each of the parties’ respective rights and obligations with respect to the subject matter herein contained, including with respect to any sale by Supplier and purchase by Buyer of Items. Without limiting the generality of the foregoing, any additional, contrary or different terms or conditions contained in any Purchase Order, order form, invoice or other request or communication by Supplier pertaining to the sale of Items, or any attempt to modify, supersede, supplement or otherwise alter these Terms and Conditions, shall not modify these Terms and Conditions or be binding on the parties. Notwithstanding the foregoing, the contents of a Purchase Order shall be valid pertaining to the Items only as to model number or similar identifier, quantity, requested ship date, pricing and billing information.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.    TERM OF AGREEMENT
These Terms and Conditions shall be binding on the parties upon Supplier’s acceptance of the Purchase Order, either in writing or by commencement of performance in accordance with the Purchase Order. These Terms and Conditions shall remain in effect unless and until Buyer provides no less than thirty (30) days’ prior written notice of termination to Supplier; provided, that, any such termination shall not affect the accrued rights and obligations of the parties nor shall it act to relieve either party with respect to incomplete or outstanding orders.
4.    PRICING AND PAYMENT
The price charged to Buyer for any Item shall be mutually agreed between Buyer and Supplier. Unless otherwise agreed to in writing by an authorized officer of Buyer, payment terms shall be net thirty (30) days from the date of applicable invoice. In the event Supplier does not submit to Buyer an applicable invoice within ninety (90) days of Buyer’s receipt of corresponding Items, then Supplier agrees and acknowledges that Buyer reserves the right to refuse payment with respect to such Items without penalty or recourse.
5.    TAXES
All taxes which Supplier intends to pass through for Buyer’s account, including, but not limited to, sales (including, without limitation, bulk sales), use, value added, transfer, documentary, stamp, excise and other similar taxes and fees, including, but not limited to, licensing, duties, customs, tariffs, imposts, and government imposed surcharges (collectively, “Taxes”), relating to the Items shall be invoiced and stated separately by Supplier. Supplier shall remit all such Taxes to the appropriate taxing authority unless Buyer provides proof of tax exemption. In the event Buyer is prohibited by law from making payments to Supplier unless Buyer first deducts or withholds such Taxes therefrom and remits such Taxes to the local taxing authority, then Buyer shall duly withhold such Taxes and shall pay to Supplier the remaining net amount. Buyer shall not reimburse Supplier for any amount of such Taxes so withheld. IN THE EVENT SUPPLIER DOES NOT INVOICE APPLICABLE TAXES RELATING TO THE ITEMS, AND IS SUBSEQUENTLY AUDITED BY ANY TAXING AUTHORITY, BUYER SHALL NOT BE RESPONSIBLE FOR PAYMENT OF ANY SUCH TAXES, AND SUPPLIER SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS BUYER GROUP WITH RESPECT THERETO. For the avoidance of doubt, each party is responsible for its own respective income taxes and taxes based upon revenues, including, but not limited to, business and occupation taxes.
6.    FORCE MAJEURE
Neither party shall be responsible for its temporary failure to perform its obligations hereunder due to act of God, fire, explosion, flood, theft, riot, terrorism, embargoes or acts of civil or military authorities which act (a) is outside of the affected party’s reasonable control or (b) could

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

not have been foreseen by the exercise of due diligence by the affected party (each, a “Force Majeure”). If delivery is to be delayed by a Force Majeure, then Supplier shall immediately notify Buyer in writing and Buyer may either (x) extend the time of performance or (y) terminate all, or a part thereof, of any uncompleted portion of an order at no cost or penalty to Buyer.
7.    DELIVERY AND SCHEDULING
Supplier shall deliver Items in accordance with the delivery schedule set forth in the Purchase Order. With respect to each Item included in such Purchase Order, prior to the applicable scheduled delivery date, Buyer may revise outward such scheduled delivery date, with no charge or penalty, by giving notice thereof in writing to Supplier.
8.    INSPECTION
Buyer may inspect and test all Items at reasonable times before, during, and after manufacture, mining and processing. All Items shall be received subject to Buyer’s inspection, testing, approval and acceptance at Buyer’s premises, notwithstanding any inspection or testing at Supplier’s premises or any prior payment for such Items. Failure by Buyer to inspect and accept or reject the Items or any part thereof, or failure to detect defects by inspection, will not relieve Supplier from responsibility for defects or impose liabilities on Buyer therefor. Items rejected by Buyer as not conforming to the Purchase Order may be returned to Supplier at Supplier’s risk of loss and expense and, at Buyer’s request, shall promptly be repaired or replaced.
9.    REPRESENTATIONS AND WARRANTIES
A.    Supplier represents and warrants to Buyer that (i) Supplier has the full power, authority and legal right to enter into and perform its obligations pursuant to these Terms and Conditions and the applicable Purchase Order and (ii) the Purchase Order, including these Terms and Conditions, is a legal, valid and binding obligation of Supplier enforceable against Supplier in accordance with its terms.
B.    Supplier represents and warrants that all Items sold hereunder or pursuant hereto conform to these Terms and Conditions and the specifications set forth in the Purchase Order, are in strict accordance with the sample, drawings, designs or other requirements (including performance specifications) approved or adopted by Buyer and will be (i) free from any and all claims, liens and other encumbrances and (ii) free from any claim of misappropriation of any intellectual property or proprietary technology, information, materials, components, parts or otherwise, each for a period of thirty (30) days from Buyer’s acceptance of the Items. In addition to the foregoing representations and warranties, if Supplier is not the manufacturer of the Items, Supplier will use its best efforts to obtain assignable warranties for such Items from their manufacturer, which it will assign to Buyer, and Supplier will cooperate with Buyer in the enforcement of such warranties. If such warranties are non-assignable, Buyer shall be deemed

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

subrogated to Supplier’s rights thereunder. If Supplier breaches any such representation or warranty, then Supplier shall at its sole expense and Buyer’s option, promptly repair, replace or refund the amount paid for such Item, and Supplier shall bear the risk of loss and shipping expenses associated with such Items.
C.    Supplier represents and warrants that all services provided in connection with the Items shall be performed in a good, workmanlike and competent manner, in accordance with the highest professional standards applicable to Supplier’s trade or industry, and shall meet the descriptions and specifications provided or published by Supplier and agreed to in writing by Buyer, and those provided in writing by Buyer to Supplier.
D.    Supplier represents and warrants that (i) it has no outstanding agreement or obligation that is in conflict with any of the provisions of these Terms and Conditions, or that would adversely affect its performance hereunder or Buyer’s exclusive right to Developments (as defined below), and Supplier agrees that it shall not enter into any such conflicting agreement and (ii) it will not incorporate any third party intellectual property into any Development or deliverable provided hereunder without notifying and obtaining the prior written consent of an authorized officer of Buyer.
E.    Supplier represents and warrants that (i) all of its employees and contractors who perform work for it hereunder will have entered into written agreements with Supplier which ensure that the work they do is subject to these Terms and Conditions and (ii) it will not incorporate any Developments into deliverables to be provided to Buyer which contain intellectual property not assignable or licensable to Buyer.
10.    PACKING, SHIPMENT AND RISK OF LOSS
All items shall be prepared for shipment in a manner that (a) follows customary and reasonable commercial practices, (b) is acceptable to common carriers for shipment and (c) is adequate to ensure safe arrival. Supplier shall mark all containers with necessary lifting, handling and shipping information, Purchase Order number, date of shipment, and the name and address of Buyer and Supplier. Supplier shall notify Buyer of the method of shipment and expected delivery date. Supplier shall ship only the quantity of Items specified in the Purchase Order. Buyer may return at Supplier’s risk of loss and expense any Items in excess of the quantity stated in the Purchase Order. As directed by Buyer, freight shall be either managed by Supplier or Buyer. Title to and risk of loss for the Items shall transfer to Buyer as defined by Incoterm FCA (free carrier), INCOTERMS 2010, and Buyer shall bear all risk involved in bringing the Items to and unloading the Items on at Buyer’s named place of destination once the Items have been delivered by Supplier to the custody of the carrier identified by Buyer in the Purchase Order.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.    CONFIDENTIALITY AND PUBLICITY
During the course of the parties’ commercial relationship, either party may have or may be provided access to the other party’s confidential information and materials, including, but not limited to, information deemed by the disclosing party to be non-public, proprietary, secret and/or confidential, including, without limitation, computer programs (source and object codes), data, technical drawings, know-how, trade secrets, pre-release devices or products, pricing of goods or services, formulas, processes, ideas, inventions (whether patentable or not), maps, graphs, valuations, returns, financial statements, analyses, and compilations or other reasonably necessary documents and any other technical, economic, customer, personnel or descriptive information, forecasts or concepts relating to the disclosing party (collectively, “Confidential Information”). Each party agrees to maintain such Confidential Information in accordance with any non-disclosure agreement, confidentiality agreement or similar instrument executed by the parties hereto (“NDA”); provided, that, in the absence of an NDA, at a minimum, each party hereto agrees to (a) maintain such Confidential Information in strict confidence, (b) limit disclosure to only those persons who have a reason to know such information, (c) take all reasonable precautions to prevent unauthorized disclosure and (d) protect such Confidential Information in the same manner in which it treats its own information of like kind, but, in any event, with no less than due care, until such time as the Confidential Information becomes rightfully available to the public through no fault of the receiving party. Supplier acknowledges that Buyer has made no warranty hereunder, express or implied, as to the accuracy or completeness of Buyer’s Confidential Information and Buyer shall assume no liability resulting from the use of Buyer’s Confidential Information or any errors therein or omissions therefrom. The parties agree that neither will disclose the existence of these Terms and Conditions or the Purchase Order, nor any of its details or the existence of a commercial relationship, to any third party without the written consent of the other party. Notwithstanding the foregoing, either Party may publicly disclose the existence and content of these Terms and Conditions or the Purchase Order without the consent of the other Party (i) to the extent required by applicable federal and state securities laws in effect from time to time; provided, however, that the Party with the requirement to disclose shall give the other Party prior written notice of such requirement including reasonable particulars; (ii) to third parties who agree to keep such information confidential in connection with an acquisition, disposition, equity or debt financing or other strategic transaction involving the relevant Party or any of its affiliates and (iii) to Suppliers, service providers and consultants of either Party or any of their respective affiliates who have a valid need to know, are aware of the confidential nature of this Agreement and agree to keep such information confidential. Neither party may use the other party’s name or trademarks in any type of advertisement materials, web sites, press releases, interviews, articles, brochures, business cards, project references or client listings without the other party’s prior written consent.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.    INDEMNIFICATION
SUPPLIER SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS BUYER, ITS PARENT, SUBSIDIARY AND AFFILIATE ENTITIES, ITS AND THEIR SUPPLIERS (OTHER THAN SUPPLIER) AND SUBCONTRACTORS OF ANY TIER (OTHER THAN SUPPLIER), AND THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND INVITEES OF ALL THE FOREGOING (COLLECTIVELY, “BUYER GROUP”) FROM AND AGAINST CLAIMS, DEMANDS, FINES, PENALTIES AND CAUSES OF ACTION OF EVERY KIND AND CHARACTER, WITHOUT LIMIT AND REGARDLESS OF FAULT, ARISING FROM OR RELATING TO (A) SUPPLIER’S OR ANY OF ITS EMPLOYEES’ OR AGENTS’ (I) BREACH OF ANY REPRESENTATION, WARRANTY OR COVENANT HEREIN CONTAINED OR (II) THEIR DISHONESTY, WILLFUL MISCONDUCT OR NEGLIGENT ACTS OR OMISSIONS, OR (B) THE ITEMS ACTUALLY OR ALLEGEDLY INFRINGING OR MISAPPROPRIATING THE PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY.
BUYER SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS SUPPLIER, ITS PARENT, SUBSIDIARY, AFFILIATE ENTITIES, AND SUBCONTRACTORS OF ANY TIER (OTHER THAN BUYER), AND THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND INVITEES OF ALL THE FOREGOING (COLLECTIVELY, “SUPPLIER GROUP”) FROM AND AGAINST CLAIMS, DEMANDS, FINES, PENALTIES AND CAUSES OF ACTION OF EVERY KIND AND CHARACTER, WITHOUT LIMIT AND REGARDLESS OF FAULT, ARISING FROM OR RELATING TO (A) BUYER’S OR ANY OF ITS EMPLOYEES’ OR AGENTS’ (I) BREACH OF ANY REPRESENTATION, WARRANTY OR COVENANT HEREIN CONTAINED OR (II) THEIR DISHONESTY, WILLFUL MISCONDUCT OR NEGLIGENT ACTS OR OMISSIONS, OR (B) THE ITEMS ACTUALLY OR ALLEGEDLY INFRINGING OR MISAPPROPRIATING THE PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY.
13.    HAZARDOUS MATERIALS
If any Items provided hereunder carry substantial or potential threats to public health or the environment and are regulated by any authority (collectively, “Hazardous Materials”), then Supplier represents and warrants that Supplier and its personnel (including employees and contractors) providing such Items to Buyer understand the nature of, and hazards associated with, such Items, including, but not limited to, handling, transportation and use of such Hazardous Materials. Prior to causing any Hazardous Materials to be on Buyer’s property, Supplier shall obtain written approval from Buyer’s Environmental, Health and Safety department. SUPPLIER SHALL BE RESPONSIBLE FOR AND SHALL RELEASE. DEFEND, INDEMNIFY AND HOLD

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

HARMLESS BUYER GROUP FROM ANY LIABILITY RESULTING FROM THE ACTIONS OF SUPPLIER OR ANY OF ITS EMPLOYEES OR AGENTS IN CONNECTION WITH SUCH HAZARDOUS MATERIALS IN VIOLATION OF ANY LAWS. Supplier will timely provide Buyer with material safety data sheets and any other documentation reasonably necessary to enable Buyer to comply with all applicable laws and regulations.
14.    INSURANCE
In addition to, and without limiting or qualifying Supplier’s liabilities or obligations hereunder, Supplier shall, at its own expense, maintain General Liability, Automobile Liability, Employer’s Liability and Pollution Liability insurance coverage, each with limits of liability no less than $5,000,000 per occurrence. Supplier shall also maintain statutory Workers’ Compensation coverage. With respect to the liabilities and obligations of Supplier arising out of these Terms and Conditions, (a) Buyer shall be included as an additional insured under all required policies, except Worker’s Compensation, (b) Supplier shall ensure that all lines of coverage include a waiver of subrogation in favor of Buyer Group, (c) each of the above required policies of insurance shall be primary to any liability insurance carried by Buyer, and (d) no “other insurance” provision shall be applicable to Buyer, by virtue of having been named an additional insured or loss payee under any policy of insurance.
15.    CUSTOMS CLEARANCE
Upon Buyer’s request, Supplier will promptly provide Buyer with a statement of origin for all Items and with applicable customs documentation for Items wholly or partially manufactured outside of the United States.
16.    ASSIGNMENT AND SUCCESSORS
The Purchase Order shall not be assignable by Supplier or by operation of law, and Supplier shall not subcontract any obligations hereunder without the prior written consent of Buyer.
17.    COMPLIANCE WITH LAWS
Supplier represents and warrants that it will comply with all applicable international, federal, state and local laws, and regulations related to the purchase, use and resale of the goods, including those governing export control, unfair competition, corrupt practices and antidiscrimination. In addition, Supplier agrees not to provide foreign nationals from controlled countries as employees or contractors for work on any Buyer site.
18.    INSOLVENCY
If Supplier ceases to conduct its operations in the normal course of business, including, without limitation, any inability to meets its obligations as they mature, or if any proceeding under

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

bankruptcy or insolvency laws is brought by or against Supplier, or a receiver for Supplier is appointed or applied for, or an assignment for the benefit of creditors is made by Supplier or on behalf of Supplier, then, notwithstanding any other provision to the contrary, Buyer may terminate the Purchase Order without any liability whatsoever.
19.    INDEPENDENT SUPPLIER
Supplier is an independent contractor and its personnel and other representatives shall not act as, nor be, agents or employees of Buyer. As an independent contractor, Supplier shall be solely responsible for determining the means and methods for performing the required services or providing the required goods hereunder. Supplier shall have complete charge and responsibility for personnel employed or contracted by Supplier.
20.    INTELLECTUAL PROPERTY RIGHTS
A.    Supplier agrees that all works of authorship, inventions, improvements, developments, and discoveries conceived, made, or discovered by Supplier, solely, or in collaboration with Buyer or third parties, during the course of, or arising from or out of, its performance of services or the development of goods, including the Items, for Buyer hereunder, as well as all patents, copyrights, trade secrets, trademarks and other intellectual property right therein and thereto (collectively, “Developments”), are the sole property of Buyer. Supplier agrees to, and shall, assign (or cause to be assigned) all such Developments and all rights therein, and Supplier gives further assurances that it will execute assignments and other documents as necessary to achieve such result. Supplier agrees to assist Buyer, or its designee, at Buyer’s expense, in every proper way to secure Buyer’s rights in the Developments, including, but not limited to, the disclosure to Buyer of all pertinent information and data with respect thereto and the execution of all applications, specifications, oaths, assignments and all other instruments which Buyer may deem necessary, in its sole discretion, in order to apply for and obtain such rights and in order to assign and convey to Buyer, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Developments, including, without limitation, providing a certificate of originality and a written assignment of intellectual property. Supplier further agrees that Supplier’s obligation with respect to the Developments shall continue after termination of the Purchase Order, and Supplier agrees to assist Buyer in enforcing all patents, trademarks, copyrights, trade secrets or other ownership rights to protect Buyer’s exclusive interest in the Developments.
B.    Buyer acknowledges and agrees that Supplier shall retain sole and exclusive ownership of, and an unrestricted right to license, any invention, improvement, development, concept, discovery or other proprietary information owned by Supplier or in which Supplier has an interest, where such proprietary information was derived by Supplier, or its agent, independently and apart from Supplier’s commercial relationship with Buyer (“Supplier IP”). Notwithstanding the foregoing, Supplier agrees that, if in the course of performing its obligations hereunder, Supplier

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

incorporates any Supplier IP into any Development, Buyer is hereby granted and shall have a non-exclusive, royalty free, perpetual, irrevocable, worldwide license, including, but not limited to, the right to sublicense, under any such Supplier IP, to make, have made, use, import, prepare derivative works of, reproduce, have reproduced, perform, display, offer to sell, sell or otherwise distribute such invention, improvement, development, concept, discovery or other proprietary information as part of or in connection with such Development.
C.    Any specifications, drawings, schematics, technical information, data, tools, dies, patterns, masks, gauges, test equipment, and other materials furnished, or paid for, by Buyer shall (i) be kept strictly confidential, (ii) remain or become Buyer’s property, (iii) be used by Supplier exclusivity for Buyer’s needs, (iv) be clearly marked as Buyer’s property and segregated when not in use, (v) be kept in good working condition at Supplier’s expense and (vi) be shipped to Buyer promptly on demand.
21.    SEVERABILITY AND WAIVER
Should any provisions hereof be held by a court of competent jurisdiction (or similar tribunal or other authority) to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected or impaired thereby. The waiver by either party of a breach of any provision hereof by the other party shall not operate or be construed as a waiver of any other or subsequent breach by such party.
22.    CONFLICT MINERALS
Supplier represents and warrants that it and its supply chain are currently in compliance, and it covenants that it and its supply chain shall continue to comply, with existing and future law relating to “conflict minerals” as defined by the Dodd-Frank Wall Street Reform Act. SUPPLIER SHALL BE RESPONSIBLE FOR AND SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS BUYER GROUP FROM AND AGAINST ANY LIABILITY RESULTING FROM THE BREACH OF THE AFOREMENTIONED REPRESENTATION AND WARRANTY AND COVENANT.
23.    AUDIT
Supplier shall maintain a true set of records pertaining to Items sold to Buyer pursuant hereto and shall retain all such records for a period of not less than two (2) years after payment of invoices with respect to such Items. Supplier shall make such records available to Buyer upon Buyer’s request and during normal business hours. If, as a result of Buyer’s audit, it is determined that Supplier has overcharged Buyer, Buyer will notify Supplier of the amount of such overcharge, and Supplier will promptly pay to Buyer the amount of the overcharge within ten (10) days of validation of such overcharge. Payment of an invoice does not waive Buyer’s right to subsequently challenge or dispute the amount of such invoice.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

24.    GOVERNING LAW
These Terms and Conditions, and all matters arising out of or relating to these Terms and Conditions, including any Purchase Order, are governed by, and construed in accordance with, the laws of the State of Wisconsin, United States of America, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Wisconsin. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods does not apply. All sections of the Uniform Commercial Code which expressly or impliedly protect a buyer are hereby incorporated by reference. Each party irrevocably and unconditionally agrees that it shall not commence any action, litigation or proceeding of any kind whatsoever against the other party in any way arising from or relating to the subject matter hereof, and all contemplated transactions, including contract, equity, tort, fraud and statutory claims, in any forum other than the state or federal courts in Wisconsin, and any appellate court thereof. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts. Each party agrees that a final judgment in any such action, litigation or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
25.    ARBITRATION
Excepting the right of a party to seek such relief, all claims and matters in question arising out of or related to this Agreement or the relationship between the parties created by this Agreement, whether based in contract, tort or otherwise, shall be resolved by binding, self-administered arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”), and all such proceedings shall be subject to the Federal Arbitration Act. There shall be three arbitrators. Each party shall designate an arbitrator, who need not be neutral. The two (2) arbitrators so designated shall elect a third arbitrator. If either party fails to designate an arbitrator or the two (2) parties’ arbitrators fail to designate a third arbitrator in a timely manner, the remaining arbitrator(s) shall be appointed by the AAA. The arbitrators shall decide whether a particular dispute is or is not arbitrable. Each party shall pay for the expenses incurred by its designated arbitrator and the costs of the third, neutral arbitrator shall be divided between the parties. Only damages allowed pursuant to this Agreement may be awarded and arbitrators shall have no authority to award, indirect, special, punitive, exemplary, remote or speculative damages, the parties hereby waiving their right, if any, to recover any such damages, either in arbitration or in litigation.
26.    SURVIVAL
All provisions necessarily requiring survival beyond any termination or expiration of these Terms and Conditions, including, but not limited to, those relating to representations, warranties, covenants, indemnity, confidentiality, choice of law and venue, and any accrued rights and obligations arising out of events which occurred prior to any such termination or expiration, shall survive such termination or expiration and continue indefinitely.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT F
Supplier’s Material Safety Data Sheet
[See attached]

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Silica Sand
Safety Data Sheet

SECTION 1: Identification of the substance/mixture and of the company/undertaking
1.1.    Product identifier
Product name    : Silica Sand
Chemical Name    : Quartz, Crystalline Silica
Other means of identification    : Ground Silica, Frac Sand, Filtration Sand, Bunker Sand ,Turf Sand, Foundry Sand, 100 Mesh
Frac Sand, 12/20 Sand, 16/30 Sand, 20/40 Sand, 30/70 Sand, 40/70 Sand, 30/50 Sand, Golf Course Sand, 75/25 Sand (75% Greens Plus 25% Texas Best, 80/20 Sand (TB 20% & Greens Plus 80%Mix), 90/10 Mix, C-144 White (Mason Sand), C-144 Yesso ( Mason Sand), Caylor White (Golf Course Sand), Green Colored Sand, F50 Sand, Greens Mix Greens (mix for golf course), Greens Plus (Golf Course Sand), Klassic White (Mason Sand), Ottowa White 20/40 frac, Ottawa White 40/70 frac, P50 Sand Kosse, Pnna Pore Mix (Mix with Caylor White & Perma Pore), Stone White
(Mason Sand), Superior Universal Sand, Texas Best White (Bunker Sand) (Collectively referred to herein as "Crystalline Silica Sand")
1.2.    Relevant identified uses of the substance or mixture and uses advised against
Use of the substance/mixture    : Manufacturing
1.3.    Details of the supplier of the safety data sheet
Superior Silica Sands LLC
6000 Western Place, Suite 465 Ft. Worth, TX 76107
T 817-841-8087
1.4.    Emergency telephone number
Emergency number    : Chemtrec 1 800 424 9300
SECTION 2: Hazards identification
2.1.    Classification of the substance or mixture
GHS-US classification
Acute Tox. 4 (Oral) H302
Carc. 1A    H350
STOT RE 2    H373

2.2.    Label elements
GHS-US labelling

Hazard pictograms (GHS-US)

Signal word (GHS-US)
Hazard statements (GHS-US)

Precautionary statements (GHS-US)

Additional Information

:

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

GHS07    GHS08
: Danger
: H302 - Harmful if swallowed

    H350 - May cause cancer
H373 - May cause damage to organs through prolonged or repeated exposure : P201 - Obtain special instructions before use
P202 - Do not handle until all safety precautions have been read and understood P260 - Do not breathe dust/fume/gas/mist/vapours/spray
P264 - Wash thoroughly after handling
P270 - Do not eat, drink or smoke when using this product
P280 - Wear protective gloves/protective clothing/eye protection/face protection P301+P312 - IF SWALLOWED: call a POISON CENTER or doctor/physician if you feel unwell P308+P313 - IF exposed or concerned: Get medical advice/attention
P314 - Get medical advice and attention if you feel unwell P330 - If swallowed, rinse mouth
P501 - Dispose of contents/container in accordance with local/regional/national/international regulations.
: Superior Silica Sands Sand is a white or tan sand with no odor. It is not flammable, combustible,

    or explosive. It can cause irritation to the eyes. A single exposure will not result in serious adverse health effects. Crystalline silica is not known to be an environmental hazard.

1/22/2014    EN (English)    Page 1

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Silica Sand
Safety Data Sheet

2.3.    Other hazards
No additional information available
2.4.    Unknown acute toxicity (GHS-US)
No data available
SECTION 3: Composition/information on ingredients
3.1.    Substances
Not applicable
Full text of H-phrases: see section 16
3.2.    Mixture

Name	Product identifier	%	GHS-US classification
Quartz	(CAS No) 14808-60-7	90 - 99.9	Acute Tox. 4 (Oral), H302 Carc. 1A, H350 STOT RE2, H373
SECTION 4: First aid measures
4.1.    Description of first aid measures

First-aid measures after inhalation

First-aid measures after skin contact

First-aid measures after eye contact

First-aid measures after ingestion

: Remove source of contamination or move victim to fresh air. Seek medical attention if necessary.

    If breathing has stopped, give artificial respiration. If high airborne concentrations are present, take proper precautions to ensure your own safety before attempting rescue. : Wash with soap and water. Seek medical attention if irritation persists.
: Quickly and gently blot or brush away sand. Do not rub eyes. Do not attempt to manually remove material stuck to the eye(s). Immediately flush eyes with lukewarm, gently flowing water for at least 15 minutes or until the sand is removed, while holding the eyelid(s) open. Occasionally lift eyelids to ensure thorough rinsing. Beyond flushing, do not attempt to remove material from eyes. Seek medical attention immediately.
: Never give anything by mouth if the victim is rapidly losing consciousness, or is unconscious or convulsing. Have victim rinse mouth thoroughly with water. If irritation or discomfort occurs, obtain medical advice immediately.

4.2.    Most important symptoms and effects, both acute and delayed

Symptoms/injuries after inhalation

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Symptoms/injuries after skin contact
Symptoms/injuries after eye contact
Symptoms/injuries after ingestion
Acute Effects

Chronic Effects

: a. Silicosis: Respirable crystalline silica (quartz) can cause silicosis, a fibrosis (scarring) of the lungs.

    Silicosis may be progressive; it may lead to disability and death.

b. Lung Cancer: Crystalline silica (quartz) inhaled from occupational sources is classified as carcinogenic to humans.

c. Tuberculosis: Silicosis increases the risk of tuberculosis.

d. Autoimmune and Chronic Kidney Diseases: Some studies show excess numbers of cases of scleroderma, connective tissue disorders, lupus, rheumatoid arthritis, chronic kidney diseases and end-stage kidney disease in workers exposed to respirable crystalline silica.

e. Non-Malignant Respiratory Diseases (other than silicosis): Some studies show an increased incidence in chronic bronchitis and emphysema in workers exposed to respirable crystalline silica.

: Contact may cause dryness or moderate skin irritation.
: May cause moderate to severe irritation of the eyes, including discomfort, pain, redness and swelling. : May be harmful if swallowed.
: One form of silicosis, Acute Silicosis, can occur with exposures to very high concentrations of respirable crystalline silica over a very short time period, sometimes as short as 6 months. The symptoms of acute silicosis include (but are not limited to) progressive shortness of breath, fever, cough and weight loss. Acute silicosis is fatal.
: The adverse health effects -- lung disease, silicosis, cancer, autoimmune disease, tuberculosis, and nephrotoxicity -- are chronic effects.

1/22/2014    EN (English)    2/9

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Silica Sand
Safety Data Sheet

Signs and Symptoms of Exposure

Medical Conditions Aggravated by Exposure

: There are generally no signs or symptoms of exposure to crystalline silica (quartz). Often, chronic silicosis has no symptoms. The symptoms of chronic silicosis, if present, are shortness of breath, wheezing, cough and sputum production. The symptoms of acute silicosis are the same as those associated with chronic silicosis; additionally, weight loss and fever may also occur. The symptoms of scleroderma include thickening and stiffness of the skin, particularly in the fingers, shortness of breath, difficulty swallowing and joint problems.
: The condition of individuals with lung disease (e.g., bronchitis, emphysema, chronic obstructive pulmonary disease) can be aggravated by exposure.

4.3.    Indication of any immediate medical attention and special treatment needed
No additional information available
SECTION 5: Firefighting measures
5.1.    Extinguishing media
Suitable extinguishing media    : Use extinguishing media appropriate for surrounding fire.
Unsuitable extinguishing media    : None.
5.2.    Special hazards arising from the substance or mixture
Fire hazard    : None known.
Explosion hazard    : None known.
Reactivity    : None.
5.3.    Advice for firefighters
Protection during firefighting    : Firefighters should wear full protective gear.
SECTION 6: Accidental release measures
6.1.    Personal precautions, protective equipment and emergency procedures
6.1.1.    For non-emergency personnel
Avoid generating dust. Wear personal protection as described in Section 8 of this document.
6.1.2.    For emergency responders
No additional information available
6.2.    Environmental precautions
None.
6.3.    Methods and material for containment and cleaning up

For containment
Methods for cleaning up

6.4.    Reference to other sections
No additional information available
SECTION 7: Handling and storage
7.1.    Precautions for safe handling
Precautions for safe handling

: Stop the flow of material, if this is without risk.
: Use dustless methods (vacuum equipped with HEPA filters) and place in closable container for disposal or flush with water. Do not dry sweep.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

: Do not use product for abrasive and/or sand blasting. Avoid generating dust. Do not breathe dust. Do not rely on your sight to determine if dust is in the air. Respirable crystalline silica dust may be in the air without a visible dust cloud.

Use adequate exhaust ventilation and dust collection. Maintain and test ventilation and dust collection equipment. Use all available work practices to control dust exposures, such as water sprays. Practice good housekeeping. Do not permit dust to collect on walls, floors, sills, ledges, machinery, or equipment. Keep airborne dust concentrations below permissible exposure limits.

Where necessary to reduce exposures below the PEL or other applicable limit (if lower than the PEL), wear a respirator approved for silica containing dust when using, handling, storing or disposing of this product or bag. See Section 8, for further information on respirators. Do not alter the respirator. Do not wear a tight-fitting respirator with facial hair such as a beard or mustache that prevents a good face to face piece seal between the respirator and face. Maintain, clean, and fit test respirators in accordance with applicable standards. Wash or vacuum clothing that has become dusty.

Participate in training, exposure monitoring, and health surveillance programs to monitor any potential

1/22/2014    EN (English)    3/9

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Silica Sand
Safety Data Sheet

adverse health effects that may be caused by breathing respirable crystalline silica.

The OSHA Hazard Communication Standard, 29 CFR Sections 1910.1200, 1915.1200, 1917.28, 1918.90, 1926.59 and 1928.21, and state and local worker or community "right-to-know" laws and regulations should be strictly followed.
7.2.    Conditions for safe storage, including any incompatibilities
Storage conditions    :    Use dust collection to trap dust produced during loading and unloading.
7.3.    Specific end use(s)
Manufacturing.
SECTION 8: Exposure controls/personal protection
8.1.    Control parameters
Exposure Limits (respirable fraction) in air for Crystalline Silica (quartz):

Quartz (14808-60-7)
USA ACGIH (8-Hour Time Weighted Average)	ACGIH TWA (mg/m³)	0.025 mg/m³
USA MSHA/OSHA (8-Hour Time Weighted Average)	PEL	10 mg/m3 / % SiO2+2
NIOSH (10-Hour Time Weighted Average, 4--hour work week)	TWA	0.05 mg/m3
Note: The OSHA PEL for crystalline silica as tridymite and cristobalite is one-half the PEL for crystalline silica (quartz); the ACGIH TLV for crystalline silica as cristobalite is equal to the TLV for crystalline silica as quartz. In 2005, ACGIH withdrew the TLV for crystalline silica as tridymite. Refer to Section 10 for thermal stability information for crystalline silica (quartz).

8.2.    Exposure controls

Appropriate engineering controls

Hand protection

Eye protection
Skin and body protection

Respiratory protection

: Ventilation: Use local exhaust, general ventilation or natural ventilation adequate to maintain exposures below appropriate exposure limits.
Other control measures: Respirable dust and quartz levels should be monitored regularly. Dust and quartz levels in excess of appropriate exposure limits should be reduced by all feasible engineering controls, including (but not limited to) dust suppression (wetting), ventilation, process enclosure, and enclosed employee work stations.
: Use impervious gloves such as neoprene, nitrile, or rubber for hand protection. : Chemical goggles or safety glasses.
: Wear suitable working clothes.
: This product is not to be used for abrasive blasting. Consult with OSHA regulations and NIOSH recommendations to determine the appropriate respiratory protection during use of this product.
Use only NIOSH-approved respiratory protection equipment. Avoid breathing dust produced during the use and handling of this product. If the workplace airborne crystalline silica concentration is unknown for a given task, conduct air monitoring to determine the appropriate level of respiratory protection. Consult with a certified industrial hygienist, your insurance risk manager, or the OSHA Consultative Services group for detailed information. Ensure appropriate respirators are worn during and following the task, including clean up or whenever airborne dust is present, to ensure worker exposures remain below occupational health limits. Provisions should be made for a respiratory protection training program (see 29 CFR 1910.134 -
Respiratory Protection for minimum program requirements). See also ANSI standard Z88.2 (latest revision) "American National Standard for Respiratory Protection," 29 CFR 1910.134 and 1926.103, and 42 CFR 84.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Respirator Recommendations: For respirable quartz levels that exceed or are likely to exceed appropriate exposure limits, a NIOSH-approved 100 series particulate filter respirator must be worn. If respirable quartz levels exceed or are likely to exceed an 8 hour-TWA of 0.5 mg/m3, a
NIOSH-approved air purifying, full-face respirator with a 100 series particulate filter must be worn. Respirator use must comply with applicable MSHA or OSHA standards, which include
Badger Mining Corporation Last Revised: August 2010 MSDS for Silica provisions for a user training program, respirator maintenance and cleaning, respirator fit testing, and other requirements. For additional information contact NIOSH at 1-800-35-NIOSH or visit website:

1/22/2014    EN (English)    4/9

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Silica Sand
Safety Data Sheet

http://www.cdc.gov/niosh/npg (search for crystalline silica).
Emergency or planned entry into unknown concentrations or IDLH conditions (50mg/m3 for crystalline silica-quartz): Any self-contained breathing apparatus that has a full-face piece and is operated in a pressure-demand or other positive-pressure mode or any supplied-air respirator that has a full-face piece and is operated in a pressure-demand or other positive-pressure mode in combination with an auxiliary self-contained positive-pressure breathing apparatus.

Escape from unknown or IDLH conditions (50mg/m3 for crystalline silica-quartz): Any airpurifying, full-face piece respirator with a high-efficiency particulate filter or any appropriate escape-type, self-contained breathing apparatus.
General Hygiene Considerations    : There are no known hazards associated with this material when used as recommended. The guidelines in this SDS are recognized as good industrial hygiene practices. Avoid breathing dust.

Wash dust-exposed skin with soap and water before eating, drinking, smoking, and using toilet facilities.
SECTION 9: Physical and chemical properties
9.1.    Information on basic physical and chemical properties
Physical state    : Solid
Appearance    : Granular, crushed or ground sand
Color    : White or tan
Odor    : Odorless.
Odor threshold    : No data available
pH    : No data available
Relative evaporation rate (butylacetate=1)    : No data available
Melting point    :    3110 °F
Freezing point    : No data available
Boiling point    :    4046 °F
Flash point    : No data available
Self ignition temperature    : No data available
Decomposition temperature    : No data available
Flammability (solid, gas)    : No data available
Vapor pressure    : No data available
Relative vapor density at 20 °C    : No data available
Specific gravity    :    2.66
Solubility    : Insoluble
Log Pow    : No data available
Log Kow    : No data available
Viscosity, kinematic    : No data available
Viscosity, dynamic    : No data available
Explosive properties    : No data available
Oxidising properties    : No data available
Explosive limits    : No data available
9.2.    Other information
No additional information available
SECTION 10: Stability and reactivity
10.1.    Reactivity
None.
10.2.    Chemical stability
The product is stable at normal handling and storage conditions.
10.3.    Possibility of hazardous reactions
Will not occur.
10.4.    Conditions to avoid
Dust generation.

1/22/2014    EN (English)    5/9

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Silica Sand
Safety Data Sheet

10.5.    Incompatible materials
Contact with powerful oxidizing agents such as fluorine, boron trifluoride, chlorine trifluoride, manganese trixode, oxygen difluoride, hydrogen peroxide, and others may cause fires and/or explosions. Heating a mixture of powdered magnesium with slightly wet silica may cause a violent explosion .A violent reaction may result from combination of manganese trifluoride and silica. Finely divided silica will often react with burning sodium. Combination with xenon hexafluoride may form the explosive zenon trioxide.
10.6.    Hazardous decomposition products
Silica will dissolve in hexafluoric acid and produce a corrosive gas (silicon tetrafluoride).
SECTION 11: Toxicological information
11.1.    Information on toxicological effects

Acute toxicity    : Harmful if swallowed.
Silica Sand
ATE (oral)    500.000 mg/kg bodyweight

Quartz (14808-60-7)
LD50 oral rat	500 mg/kg
ATE (oral)	500.000 mg/kg

Skin corrosion/irritation
Serious eye damage/irritation Respiratory or skin sensitisation Germ cell mutagenicity
Carcinogenicity

: Not classified

: Not classified

: Not classified

: Not classified
: May cause cancer.

IARC - The International Agency for Research on Cancer ("IARC") concluded that “crystalline silica in the form of quartz or cristobalite dust is carcinogenic to humans (Group 1)”. For further information on the IARC evaluation, see IARC Monographs on the Evaluation of Carcinogenic Risks to Humans,
Volume 100C,"A Review of Human Carcinogens: Arsenic, Metals, Fibres and Dusts " (2011).

The American College of Occupational and Environmental Medicine (“ACOEM”) notes: “In 1996,
[IARC] re-classified silica as a Class I human lung carcinogen, based on sufficient animal and human data. Although the degree of increased risk varies (with relative risks ranging from 1.3 to 6.9), the risk appears to be greatest in workers with silicosis who smoke. The cancer risk to silica-exposed workers without silicosis (especially if they are not smokers) is less clear despite continuing research, some of which has yielded disparate results.” ACOEM, “Medical Surveillance of Workers Exposed to
Crystalline Silica”, June 2005.

The EU Scientific Committee for Occupational Exposure Limits (SCOEL) concluded in June 2002

(SCOEL Sum Doc. 94-final): “The main effect in humans of inhalation of respirable silica dust is silicosis. There is sufficient information to conclude that the relative risk of lung cancer is increased in persons with silicosis (and apparently, not in employees without silicosis exposed to silica dust in quarries and in the ceramic industry). Therefore preventing the onset of silicosis will also reduce the cancer risk.”

Quartz (14808-60-7)
IARC group	1 - Carcinogenic to humans
National Toxicology Program (NTP) Status	2 - Known Human Carcinogens

Reproductive toxicity
Specific target organ toxicity (single exposure)

Specific target organ toxicity (repeated exposure)

: Not classified

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

: Not classified

: May cause damage to organs through prolonged or repeated exposure.

The method of exposure that can lead to the adverse health effects described below is inhalation.

Silicosis: The major concern is silicosis, caused by the inhalation of respirable crystalline silica dust. Silicosis can exist in several forms, chronic (or ordinary), accelerated, or acute.

Chronic or Ordinary Silicosis is the most common form of silicosis, and can occur after many

1/22/2014    EN (English)    6/9

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Silica Sand
Safety Data Sheet

years (15 to 20 or more) of prolonged repeated inhalation of relatively low levels of airborne respirable crystalline silica dust. It is further defined as either simple or complicated silicosis.
Simple silicosis is characterized by lung lesions (shown as radiographic opacities) less than 1 centimeter in diameter, primarily in the upper lung zones. Often, simple silicosis is not associated with symptoms, detectable changes in lung function or disability. Simple silicosis may be progressive and may develop into complicated silicosis or progressive massive fibrosis (PMF).
Complicated silicosis or PMF is characterized by lung lesions (shown as radiographic opacities)
greater than 1 centimeter in diameter. Although there may be no symptoms associated with complicated silicosis or PMF, the symptoms, if present, are shortness of breath and cough.
Complicated silicosis or PMF may be associated with decreased lung function and may be disabling. Advanced complicated silicosis or PMF may lead to death. Advanced complicated silicosis or PMF can result in heart disease secondary to the lung disease (cor pumonale).

Accelerated Silicosis can occur with prolonged repeated inhalation of high concentrations of respirable crystalline silica over a relatively short period; the lung lesions can appear within five
(5) years of initial exposure. Progression can be rapid. Accelerated silicosis is similar to chronic or ordinary silicosis, except that lung lesions appear earlier and progression is more rapid.

Acute Silicosis can occur after the repeated inhalation of very high concentrations of respirable crystalline silica over a short time period, sometimes as short as a few months. The symptoms of acute silicosis include progressive shortness of breath, fever, cough, weakness and weight loss.

Acute silicosis is fatal.

Autoimmune Diseases: Several studies have reported excess cases of several autoimmune disorders, -- scleroderma, systemic lupus erythematosus, rheumatoid arthritis -- among silica-

exposed workers).

Tuberculosis: Individuals with silicosis are at increased risk to develop pulmonary tuberculosis, if exposed to tuberculosis bacteria. Individuals with chronic silicosis have a three-fold higher risk of contracting tuberculosis than similar individuals without silicosis.

Kidney Disease: Several studies have reported excess cases of kidney diseases, including end stage renal disease, among silica-exposed workers. For additional information on the subject, the following may be consulted: "Kidney Disease and Silicosis”, Nephron, Volume 85, pp. 14-19
(2000).

Non-Malignant Respiratory Diseases: The reader is referred to Section 3.5 of the NIOSH Special Hazard Review cited below, for information concerning the association between exposure to crystalline silica and chronic bronchitis, emphysema and small airways disease. There are studies that disclose an association between dusts found in various mining occupations and non-malignant respiratory diseases, particularly among smokers. It is unclear whether the observed associations exist only with underlying silicosis, only among smokers, or result from exposure to mineral dusts generally (independent of the presence or absence of crystalline silica, or the level of crystalline silica in the dust).

Sources of information:
The NIOSH Hazard Review - Occupational Effects of Occupational Exposure to Respirable
Crystalline Silica published in April 2002 summarizes and discusses the medical and epidemiological literature on the health risks and diseases associated with occupational exposures to respirable crystalline silica. The NIOSH Hazard Review should be consulted for additional information, and citations to published studies on health risks and diseases associated with occupational exposure to respirable crystalline silica. The NIOSH Hazard Review is available from NIOSH - Publications Dissemination, 4676 Columbia Parkway, Cincinnati, OH
45226, or through the NIOSH web site, www.cdc.gov/niosh/topics/silica, then click on the link
“NIOSH Hazard Review: Health Effects of Occupational Exposure to Respirable Crystalline
Silica”.

Aspiration hazard    : Not classified
SECTION 12: Ecological information
12.1.    Toxicity
No additional information available

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1/22/2014    EN (English)    7/9

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Silica Sand
Safety Data Sheet

12.2.    Persistence and degradability
No additional information available
12.3.    Bioaccumulative potential
No additional information available
12.4.    Mobility in soil
No additional information available

12.5.    Other adverse effects
No additional information available
SECTION 13: Disposal considerations
13.1.    Waste treatment methods
Waste disposal recommendations    : Dispose of contents/container in accordance with local/regional/national/international regulations.
SECTION 14: Transport information
In accordance with DOT
Crystalline Silica (quartz) is not a hazardous material for purpose of transportation under the U.S. Department of Transportation Table of Hazardous Materials, 49 CFR 172.101.
SECTION 15: Regulatory information
15.1. US Federal regulations

Quartz (14808-60-7)
Listed on the United States TSCA (Toxic Substances Control Act) inventory
TSCA No.: Crystalline silica (quartz) appears on the EPA TSCA inventory under the CAS No. 14808-60-7.
RCRA: Crystalline silica (quartz) is not classified as a hazardous waste under the Resource Conservation and Recovery Act, or its regulations, 40 CFR

§261 et seq.

CERCLA: Crystalline silica (quartz) is not classified as a hazardous substance under regulations of the Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 40 CFR §302.
Emergency Planning and Community Right to Know Act (SARA Title III): Crystalline silica (quartz) is not an extremely hazardous substance under Section 302 and is not a toxic chemical subject to the requirements of Section 313.
Clean Air Act: Crystalline silica (quartz) mined and processed by Superior Silica Sands, LLC is not processed with or does not contain any Class I or Class II ozone depleting substances.
FDA: Silica is included in the list of substances that may be included in coatings used in food contact surfaces, 21 CFR §175.300(b)(3)(xxvi). NTP: Silica, crystalline (respirable size) is classified as Known to be a Human Carcinogen.
OSHA Carcinogen: Crystalline silica (quartz) is not listed.
15.2. US State regulations

Quartz (14808-60-7)
U.S. - California - Proposition 65 - Carcinogens List	U.S. - California - Proposition 65 - Developmental Toxicity	U.S. - California - Proposition 65 - Reproductive Toxicity - Female	U.S. - California - Proposition 65 - Reproductive Toxicity - Male	No significance risk level (NSRL)
Yes
Quartz (14808-60-7)
U.S. - Massachusetts - Right To Know List
U.S. - Minnesota - Hazardous Substance List
U.S. - New Jersey - Right to Know Hazardous Substance List U.S. - Pennsylvania - RTK (Right to Know) List
California Proposition 65: Crystalline silica (airborne particles of respirable size) is classified as a substance known to the State of California to be a carcinogen.
California Inhalation Reference Exposure Level (REL): California established a chronic REL of 3 μg for silica (crystalline, respirable). A chronic REL is an airborne level of a substance at or below which no adverse health effects are anticipated in individuals indefinitely exposed to the substance at that level.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1/22/2014    EN (English)    8/9

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Silica Sand
Safety Data Sheet

Massachusetts Toxic Use Reduction Act: Silica, crystalline (respirable size, <10 microns) is “toxic” for purposes of the Massachusetts Toxic Use Reduction Act.
Pennsylvania Worker and Community Right to Know Act: Quartz is a hazardous substance under the Act, but it is not a special hazardous substance or an environmental hazardous substance.
Other:
EINECS No.: 238-878-4

EEC Label (Risk/Safety Phrases): R 48/20, S22, S38
CLP Label (Hazard Class/Hazard Statement/Precaution Statements): STOT RE 1/ H372/ P260, P285, P501 IARC: Crystalline silica (quartz) is classified in IARC Group 1.
Australian Inventory of Chemical Substances (AICS): All of the components of this product are listed on the AICS inventory or exempt from notification requirements.
Japan Ministry of International Trade and Industry (MITI): All of the components of this product are existing chemical substances as defined in the Chemical Substance Control Law Registry Number 1-548.
Korea Existing Chemicals Inventory (KECI) (set up under the Toxic Chemical Control Law): Listed on the ECL with registry number 9212-5667. Philippines Inventory of Chemicals and Chemical Substances (PICCS): Listed for PICCS.
National, state, provincial or local emergency planning, community right-to-know or other laws, regulations or ordinances may be applicable--consult applicable national, state, provincial or local laws.

SECTION 16: Other information

Full text of H-phrases:
------    Acute Tox. 4 (Oral)    Acute toxicity (oral), Category 4
------    Carc. 1A    Carcinogenicity, Category 1A
------    STOT RE 2    Specific target organ toxicity — Repeated exposure, Category 2
------    H302    Harmful if swallowed
------    H350    May cause cancer
------    H373    May cause damage to organs through prolonged or repeated
exposure

This information is based on our current knowledge and is intended to describe the product for the purposes of health, safety and environmental requirements only. It should not therefore be construed as guaranteeing any specific property of the product

1/22/2014    EN (English)    9/9

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “G”
Car Usage Agreement
This Car Usage Agreement (this “Agreement”), executed and effective as of the ____ day of ______________, 2015, is between Performance Technologies, LLC, an Oklahoma limited liability Buyer (“Buyer”), and Superior Silica Sands LLC, a Texas limited liability company (“Supplier”). Buyer and Supplier may be hereinafter referred to as the “Parties” or, individually, as a “Party.”
WHEREAS, Buyer and Supplier have entered into that certain Master Supply Agreement dated on or about the date hereof (the “Master Supply Agreement”);
WHEREAS, the Master Supply Agreement provides that the Parties will enter into a Car Usage Agreement in the form of Exhibit “G” attached thereto;
WHEREAS, the Parties intend for this Agreement to constitute the Car Usage Agreement referenced in the Master Supply Agreement:
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:
1.    Usage of Terms. The term “Cars” refers to any and all rail cars used in connection with the relationship between the Parties and related to the Master Supply Agreement. The Party supplying the Car or Cars is referred to herein as the “Car Provider,” and the Party utilizing the Car or Cars is referred to as the “Car User.”
2.    Damage and Repairs. Car User agrees to maintain the Cars in good repair and condition in accordance with all Applicable Laws, as defined below, and the Interchange Rules, as defined below. Car User shall be responsible for any damages and/or repairs that result from its use of the Cars and that would otherwise be the responsibility of Car Provider including, but not limited to, damage to gates and hatches, but excluding repairs for which the owner of the Cars or the railroad is responsible.
3.    Excess Miles. To the extent Car Provider is responsible for excess mileage charges on the Cars, Car User shall be responsible, and shall promptly pay to Car Provider, these charges on a prorated basis. For example, if Car Provider is obligated to pay $0.03 per mile for each mile over 30,000 in a calendar year, which equates to 2,500 miles per month, and if Car User has the Cars for one month and the Cars travel 3,200 miles that month, Car User shall pay Car Provider for each Car (700 x $0.03) which travelled this distance. The Parties will, in good faith, share information about their contractual mileage obligations.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.    Car Cleaning. Unless waived by Car Provider, Car User shall return the Cars to Car Provider clean and free from any residue. Car User shall be responsible for any costs which result from the Cars being returned without having been adequately cleaned.
5.    Use. Car User must receive prior written approval from Car Provider if the Cars are to be used to haul any commodity other than the Materials, as defined in the Master Supply Agreement Exhibit “B” Material Specifications. Car User agrees to use the Cars in compliance with all applicable laws, regulations and rules (collectively, “Applicable Law”) including, without limitation, as specified in the Association of American Railroad’s Rules for Interchange or any successor thereto (the “Interchange Rules”), of any governmental or quasi-governmental body or agency having jurisdiction over Car User or the Cars. No Cars shall be used for the transport of explosives, flammable products or other hazardous or environmentally regulated commodities. Car User agrees that the Cars shall remain free of liens and charges of any kind arising through Car User, and Car User shall not assign or sublease its rights hereunder.
6.    Overloaded Cars. Any costs or fees (including, but not limited to, fees for removal of excess lading and Car storage) resulting from the Cars being overloaded while in service to Car User will be the obligation of Car User regardless of whether the invoices for such costs are directed to Car User or Car Provider.
7.    Usage Outside of Continental United States. Car User shall not use the Cars outside of the continental United States without prior written consent of Car Provider, which consent may be withheld in Car Provider’s sole discretion. In the event Cars are used outside of the continental United States (with or without the consent of Car Provider), Car User shall assume full responsibility for all costs, taxes, duties or other charges incidental to such use.
8.    Timely Return of Cars. Car Provider may request Car User to return Car(s) at Car Provider’s sole discretion, for any reason, including but not limited to, adjusting Car fleet size to conform to the obligations of the Master Supply Agreement, retiring Cars due to lease expiration, Car User’s reallocation of Cars to other uses outside of this Agreement. Car User agrees to return the identified Car(s) to Car Provider within 60 days of Car Provider’s written request (the “Car Return Period”). Car User acknowledges that Car Provider may be exposed to certain costs if the Cars are not returned by Car User within the Car Return Period. These include, but are not limited to, costs associated with the termination of Car Provider’s railcar lease(s) and Car Provider’s monthly lease expense for Cars retained by Car User beyond the Car Return Period. To the extent Car Provider becomes obligated for such costs due to Car User’s inability or unwillingness, regardless of the reason, to return the Cars in a timely fashion, Car User shall reimburse Car Provider for such costs.
9.    DISCLAIMER; LIMITATION OF LIABILITY. CAR PROVIDER IS NOT A MANUFACTURER OR REPRESENTATIVE THEREOF, OR MERCHANT OR DEALER WITH

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

RESPECT TO THE CARS. CAR PROVIDER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION AS TO THE CARS’ MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IT BEING ACKNOWLEDGED THAT THE CARS ARE TO BE PROVIDED “AS-IS”. CAR PROVIDER SHALL IN NO EVENT BE LIABLE FOR ANY PUNITIVE, SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES ARISING OUT OF THIS AGREEMENT OR IN CONNECTION WITH ANY CAR.
10.    Release and Indemnities. Car User releases Car Provider and agrees to defend, indemnify and hold Car Provider and its affiliates, agents, directors, employees and owners harmless from and against any claim or liability (including without limitation relating to environmental matters and reasonable attorneys’ fees and expenses) arising out of the use of the Cars by Car User (a “Claim”), excepting, however, to the extent such Claim is determined under Applicable Law to be attributable to the gross negligence, willful misconduct or violation of this Agreement by the Car Provider.
11.    Termination. This Agreement shall terminate at the sooner of i) by ninety (90) days written notice from Car User, or ii) termination of the Master Supply Agreement.
12.    No Consequential Damages. EXCEPT WITH RESPECT TO THIRD PARTY CLAIMS, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, WHETHER BASED ON TORT OR BREACH OF CONTRACT OR OTHER BASIS, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
13.    Entire Agreement. This Agreement constitutes the entire agreement between the Parties respecting the subject matter hereof and there are no verbal or collateral understandings, agreements, representations other than as expressly set forth herein and therein.
14.    Counterparts. This Agreement may be executed in counterparts.
15.    Further Assurances. Each Party agrees to provide any additional documents and take any such further action as may be reasonably requested by the other Party in order to carry out the purpose and intent of this Agreement.
16.    Notices.
Unless otherwise set forth herein, whenever any notice, consent or approval is to be given in this Agreement, it must be in writing and delivered in accordance with the provisions of this Section 16. Any such writing will be duly given upon delivery, if delivered by hand, facsimile transmission or mail, to the following addresses:

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

If to Buyer:	Performance Technologies, LLC 777 NW 63rd Street Oklahoma City, Oklahoma 73116 Attn: Scott Anderson, Director Supply Chain Telephone: 405-608-7313
If to Supplier:	Superior Silica Sands LLC 6000 Western Place, Suite 465 Ft. Worth, Texas 76107 Attn: Rick Shearer, President & CEO Telephone: 817-841-8072
With a copy to:	Superior Silica Sands LLC 1400 Civic Place, Suite 250 Southlake, Texas 76092 Attn: General Counsel Telephone: 817-488-7775
With a copy to:	Hunton & Williams LLP Riverfront Plaza, East Tower 951 E. Byrd Street Richmond, VA 23219 Attn: J.C. Chenault, V Telephone: 804-788-8744

or to such other address as may be designated in writing by any of the Parties from time to time in accordance herewith.
17.    Terms and Conditions. The Terms and Conditions attached as Exhibit “D” to the Master Supply Agreement are incorporated herein by reference and shall be binding on the Parties, whether or not such Terms and Conditions have been executed by any of the Parties. To the extent of an inconsistency between the Terms and Conditions and this Agreement, this Agreement shall control.
18.    Subject and Subordinate. Prior to delivery of any Car by Car Provider in connection with the Master Supply Agreement, Car Provider shall notify Car User of any restriction or restraint on the use of such Car which is not otherwise disclosed in this Agreement; provided, however, this requirement shall only apply to Cars delivered after the date hereof. The Parties hereby acknowledge and agree that this Agreement, including any and all rights that Car User or Car Provider may now have or hereafter acquire in connection herewith, is subject and subordinate in all respects to any lease and/or sublease which the Cars may be or become subject to and all rights of the lessor and/or sublessor thereunder; provided, however, that in no event shall the terms of any lease and/or sublease which any of the Cars are or become subject to shall relieve either party of its obligation to provide Cars as set forth in the Master Supply Agreement.
[Signature Page to Follow]

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the day and year first above written.
BUYER:    PERFORMANCE TECHNOLOGIES, LLC
By:
Name:
Title:
SUPPLIER:    SUPERIOR SILICA SANDS LLC
By:
Name:
Title:

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “H”
Discount Table

Current Price FCA Seller’s Plant (by mesh size)		Corresponding Company Discount (by mesh size)
Lower	Upper
$***	$***	$***
$***	$***	$***
$***	$***	$***
$***	$***	$***
$***	$***	$***
$***	$***	$***
$***	$***	$***
$***	$***	$***
$***	$***	$***
$***	$***	$***
$***	$***	$***
$***	$***	$***
$***	$***	$***
$***	$***	$***
$***	$***	$***
$***	$***	$***
$***	$***	$***
*For every whole $*** increase above $***, additional $*** discount shall be applied to the Corresponding Company Discount.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.